Exhibit 99.1

General Cannabis Announces 2017 Third Quarter Results

Record Quarterly Revenues

DENVER, November 7, 2017 – General Cannabis Corp (OTCQB: CANN), the comprehensive national resource to the regulated cannabis industry, today announced financial results for the quarter ended September 30, 2017.

For the three months ended September 30, 2017, we reported our highest quarterly revenues on record of approximately $980,000, representing an increase of 21% in total revenues when compared to the three months ended September 30, 2016.  Total revenues for the nine months ended September 30, 2017, increased 15% when compared to the nine months ended September 30, 2016.

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These increases were driven by record revenues in our Operations segment, Next Big Crop, which had increased revenues of 210% and 227%, respectively, for the three and nine months ended September 30, 2017, compared to the same periods for 2016.  As the number of states with regulated marijuana markets have increased, Next Big Crop has found a steady increase in demand for its services.

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Our Marketing segment, Chiefton, experienced 54% and 26%, respectively, decreases in revenue during the three and nine months ended September 30, 2017 when compared to 2016.  Our focus on launching our design agency led to a drop in apparel sales and an increase in consulting revenue.  We added a new managing director in August 2017 to focus on our apparel business, and are planning a winter line for the 2017 holiday season and a spring / summer line for 2018.

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Our Security segment, Iron Protection Group, experienced 5% and 17%, respectively, decreases in revenue during the three and nine months ended September 30, 2017 when compared to 2016.  As previously discussed, IPG is impacted by the drop in wholesale cannabis prices in Colorado.  In late August 2017, we acquired Mile High Protection Services, which provides us the opportunity to expand our security business into the non-cannabis space, as we believe that market provides an opportunity for growth.  In October 2017, we obtained our license to operate in California, and expect IPG to see significant growth in that market in the next year.

We are very pleased with our results for the third quarter.  We continue to work with our established business segments to lead the national cannabis industry.  Our diversified platform continues to produce stable overall revenue growth.  Each of our divisions continues to take advantage of the nationwide expansion of state regulated cannabis.

“Next Big Crop continues to generate record revenues in 2017,” said Robert Frichtel, Chief Executive Officer of General Cannabis. “With the expanded legalization of medical and recreational cannabis in numerous states, Next Big Crop’s services are in high demand to assist companies submitting applications to acquire licenses, and to provide operational consulting and products.”

“We remain focused on managing discretionary spending throughout the quarter and enter the end of the year poised for growth,” Frichtel added.  “We continue to spend on infrastructure and people that will drive future profitability.  We are committed to building and expanding the best platform in the regulated cannabis industry and providing our customers with the highest quality services.”

Our full results can be found at www.generalcann.com/sec-filings/.

Financial Highlights

The following tables summarize our 2017 and 2016 third quarter results:

	Three months ended September 30,		Percent
	2017	2016	Change
Segment Revenues
Security	$533,065	$560,713	(5)%
Marketing	49,394	106,402	(54)%
Operations	364,629	117,700	210%
Finance	32,903	25,565	29%
	979,991	810,380	21%

Total costs and expenses	2,447,655	2,108,807	16%
Operating loss	(1,467,664)	(1,298,427)	13%

Other (income) expense	(2,054,537)	13,148,667	116%
Net income (loss)	$586,873	$(14,447,094)	104%

Income (loss) per share
Basic	$0.03	$(0.93)
Diluted	(0.06)	(0.93)

	Nine months ended September 30,		Percent
	2017	2016	Change
Segment Revenues
Security	$1,322,509	$1,599,907	(17)%
Marketing	163,216	221,563	(26)%
Operations	947,725	289,566	227%
Finance	99,251	93,398	6%
	2,532,701	2,204,434	15%

Total costs and expenses	7,512,692	5,349,371	40%
Operating loss	(4,979,991)	(3,144,937)	58%

Other (income) expense	(9,205,188)	13,826,860	167%
Net income (loss)	$4,225,197	$(16,971,797)	125%

Income (loss) per share
Basic	$0.21	$(1.11)
Diluted	(0.21)	(1.11)

The significant change in the “Other (income) expense” category was due almost entirely to non-cash (gains) expenses associated with changes in the fair value of the warrants issued with our new debt.

Current Business Trends and 2017 Outlook

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We estimate the following results for revenue in the fourth quarter of 2017:

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Security Segment should be steady or slightly above third quarter levels, with growth expected as we launch our operations in California.

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Marketing Segment should show moderate growth over third quarter levels.

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Operations Segment should have consistent revenue growth with prior quarters

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We may make more acquisitions in 2017. We are currently evaluating opportunities in all areas of regulated cannabis.  We examine each state’s regulatory framework to determine the most efficient and profitable way to enter new markets.  We remain well capitalized and positioned to help businesses expand rapidly.

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The trend towards state regulated marijuana is accelerating. All of our businesses continue to enjoy significant demand and we are expanding operations into additional states in 2017.

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We are already working with clients in Arkansas, California, Maryland, Nevada, and Pennsylvania as they respond to new voter mandates. Next Big Crop has the skills and experience to assist operators and investors as they take advantage of regulated cannabis expansion into 29 states.

About General Cannabis Corp

General Cannabis Corp is the comprehensive national resource for the highest quality service providers available to the regulated cannabis industry. We are a trusted partner to the cultivation, production and retail sides of the cannabis business. We do this through a combination of strong operating divisions such as security, marketing, operational consulting and products, real estate and financing. As a synergistic holding company, our divisions are able to leverage the strengths of each other, as well as a larger balance sheet, to succeed. Our website address is www.generalcann.com.

Forward-looking Statements

This presentation contains forward-looking statements that relate to future events or General Cannabis’ future performance or financial condition. Such statements include statements regarding the opportunity for us to significantly expand our business; statements that we are well-positioned to acquire additional businesses or expand into new markets; statements that we expect to make more acquisitions; statements regarding our expectations with respect to growth; statements regarding IPG expanding into California and broadening the suite of services it provides to clients; statements regarding our winter apparel line for the 2017 holiday season and our spring/summer line for 2018; statements regarding opportunities to expand our security business through the acquisition of Mile High Protection Services; statements regarding accelerating trends in state regulated marijuana; and statements regarding the estimates of results for revenue in the fourth quarter of 2017, including with respect to the Security Segment, Marketing Segment and Operations Segment

Any statements that are not statements of historical fact, such as the statements above and including statements containing the words “plans,” “anticipates,” “expects” and similar expressions, should also be considered to be forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as result of a number of factors, including those described from time to time in General Cannabis’ filings with the Securities and Exchange Commission. General Cannabis undertakes no duty to update any forward-looking statements made herein.

Contact

Robert Frichtel

CEO, General Cannabis Corp

(303) 759-1300